UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 10, 2025, the Company disclosed in a corporate presentation, among other things, that the preliminary, unaudited amount of the Company’s cash, cash equivalents and marketable securities position as of December 31, 2024 is approximately $76.8 million, which, including the activities noted below, will enable it to fund its operating expenses and capital expenditure requirements into the first quarter of 2027. This amount is preliminary, unaudited and may change, was prepared by management and is based on the most current information available to management. Further, this amount is subject to completion by management of the financial statements as of and for the year ended December 31, 2024, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 8, 2025, the Board of Directors of Passage Bio, Inc. (the “Company”) approved, and management began implementing, a restructuring plan (the “Restructuring Plan”) to (i) cease its lab operations at its approximately 62,000 feet of leased laboratory space in Hopewell, New Jersey (the “Laboratory Lease”) and (ii) reduce operating costs and better align its workforce with the needs of its strategic research and development strategy. The implementation of the Restructuring Plan should be substantially complete by the end of the first quarter 2025.

Under the Restructuring Plan, the Company is reducing its overall workforce by approximately 55%. Impacted employees are eligible to receive severance benefits. These severance benefits are contingent upon an impacted employee’s execution (and non-revocation) of a severance agreement, which includes a general release of claims against the Company.

The Company expects that the Restructuring Plan will decrease its annual operating costs by approximately $9.0 million to $11.0 million, excluding the Company’s estimates of aggregate severance and exit costs that it will incur of approximately $2.0 million, which will be recorded primarily in the first quarter of 2025. The cost that the Company expects to incur in connection with the Restructuring Plan is subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring Plan.

Item 2.06 Material Impairments.

In connection with the Restructuring Plan, the Company is pursuing opportunities to sublease the space at the Laboratory Lease to offset portions of its financial obligations and is pursuing opportunities to sell laboratory equipment. As a result, the Company reassessed asset groups and evaluated such asset groups for impairment under Accounting Standards Codification 360, Long-lived assets: Impairment or disposal of long-lived assets, for all long-lived assets at the Laboratory Lease, which comprises primarily of right-of-use assets, leasehold improvements and laboratory equipment. As a result, the Company expects to recognize impairment expenses for its laboratory equipment of approximately $1.0 million to $3.0 million in the three-month period ending March 31, 2025. This range is preliminary, unaudited and may change, subject to management’s completion of the reassessment of asset groups and finalization of assumptions used in impairment testing. Additionally, this range was prepared by management based on the most current information available to management, and is subject to the completion by management of the financial statements as of and for the three-month period ending March 31, 2025, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized, and completion of the audit of such financial statements. Additionally, if the Company is successful in entering sublease agreements or agreements for the sale of laboratory equipment in the future, additional impairments of right-of-use assets, leasehold improvements and laboratory equipment could occur based on the economic terms included in such agreements.

The non-cash impairment expenses do not impact the Company’s cash runway and the Company expects that its existing cash, cash equivalents, and marketable securities, including the impacts of the Restructuring Plan, will enable it to fund its operating expenses and capital expenditure requirements into the first quarter of 2027.

Item 7.01 Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release announcing the Restructuring Plan and other business updates related to its PBFT02 program. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

PBFT02 Program Updates

On January 10, 2025, the Company announced updated data from the ongoing Phase 1/2 upliFT-D clinical trial evaluating PBFT02 for the treatment of frontotemporal dementia with mutations in the GRN (“FTD-GRN”) and anticipated upcoming milestones. The Company also announced the successful completion of process development and scale-up of an improved-productivity, suspension-based manufacturing process for PBFT02 and its plans to transition to an outsourced analytical testing model.

Updated interim data from FTD-GRN patients treated with Dose 1 PBFT02

Biomarkers

•	Dose 1 of PBFT02 treatment resulted in a robust and durable increase in progranulin (“PGRN”) expression.

•	PBFT02 consistently increased cerebrospinal fluid (“CSF”) PGRN expression in all patients from below 3 ng/mL at baseline to 13 – 27 ng/mL at six months (n=4) and 22 – 34 ng/mL at 12 months (n=2).

•	CSF PGRN levels generally plateaued by month 6 and have remained durable through the longest available follow-up of 18 months (n=1).

•	Plasma neurofilament light chain (“NfL”) levels were 13% lower than baseline on average at 12 months (n=2) post-treatment.

•	In contrast, in untreated symptomatic FTD-GRN patients, plasma NfL levels are expected to increase by 29% per year, according to published natural history data.

•	Plasma PGRN expression remained below healthy reference levels across all patients.

Safety (patient follow-up up to 18 months as of December 9, 2024, data cutoff)

•	In five of seven patients, all treatment emergent adverse events were mild to moderate in severity.

•	Two of seven patients experienced a total of three serious adverse events (“SAEs”). As previously disclosed, the first treated patient experienced the asymptomatic SAEs of venous sinus thrombosis (VST) and hepatotoxicity, leading to a revised immunosuppression regimen in all subsequent patients (1,000 mg IV methylprednisolone on days 1-3 followed by 60 mg oral prednisone through day 60). Patient 7 also experienced the SAE of VST, which was asymptomatic and completely resolved prior to day 30 following treatment with anticoagulants. This patient had no evidence of hepatotoxicity, immune response or other laboratory abnormalities and remains enrolled in the clinical study.

•	No evidence of clinically significant immune responses in any patient who received the revised immunosuppression regimen

•	No evidence of dorsal root ganglion toxicity, as measured by nerve conduction studies, and no complications during intra cisterna magna administration were observed across any of the seven treated patients.

Anticipated Upcoming Milestones

•	Evaluating Dose 2, 50% lower than Dose 1, in subsequent FTD-GRN and FTD-C9orf72 patients to allow for dose exploration and support program regulatory strategy.

•	Expect to report 12-month data from Dose 1 and interim safety and biomarker data from Dose 2 in the second half of 2025.

•	Initiate dosing of FTD-C9orf72 patients in the first half 2025.

•	Plan to seek regulatory feedback on FTD-GRN registrational trial design in the first half of 2026.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the restructuring and the reduction in workforce; the Company’s expectations about cash runway; the Company’s expectations about the timing and execution of anticipated milestones, including the outsource of its analytical testing model, the initiation of dosing of FTD-C9orf72, the timing of feedback from regulatory authorities, the progress of clinical trials and the availability of clinical data from such trials; and the ability of our lead product candidates to treat their respective target CNS disorders, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the SEC on November 13, 2024, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
99.1	Passage Bio, Inc. press release dated January 10, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: January 10, 2025	By:	/s/ Kathleen Borthwick
Kathleen Borthwick
Chief Financial Officer

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